UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Synopsys, Inc.

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PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Changes 2020 Annual Meeting of Stockholders to Virtual Format

Co-CEO to Provide Brief Commentary on COVID-19 Situation

MOUNTAIN VIEW, Calif. – Mar. 27, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today announced that its upcoming 2020 Annual Meeting of Stockholders (Annual Meeting) will now be held in a virtual only format. The Annual Meeting will be held at the originally scheduled date and time, on Thursday, April 9, 2020, at 8:00 am Pacific Time. In addition, Aart de Geus, Synopsys’ Chairman and co-Chief Executive Officer, will provide a brief commentary of the novel coronavirus outbreak (COVID-19) and how Synopsys is adapting to the current situation.

Due to the emerging public health impact of COVID-19 and to ensure compliance with the State of California’s stay-at-home restrictions, Synopsys will hold its Annual Meeting in a virtual meeting format. The timing and process for voting by proxy remains unchanged. Stockholders of record as of the close of business on February 10, 2020 can access, participate in, and vote at the virtual meeting at www.virtualshareholdermeeting.com/SNPS2020 by using the 16-digit control number included on the proxy card, voting instruction form or notice previously received. Non-stockholders may also access and listen to the virtual meeting via the link above. Further information regarding the change of location of the Annual Meeting can be found in the proxy supplement filed by Synopsys with the Securities and Exchange Commission on March 27, 2020.

Synopsys urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

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